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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-69721, 333-64519 and 333-42167 and
333-34584) and Forms S-8 (Nos. 33-90702, 33-90726, 33-90732, 333-3408,
333-25217, 333-41067, 333-45063, 333-74141, 333-49822 and 333-33894), of PRI
Automation, Inc. of our report dated November 21, 2000, except as to the information presented in Note V, which is as of December 14, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2000